UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 12, 2005
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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On December 12, 2005, Newfield issued a press release announcing the signing of a new Production Sharing Contract for Block 17/08 in the Pearl River Mouth Basin of the South China Sea. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press release issued by Newfield Exploration Company on December 12, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: December 12, 2005	By:	/s/ TERRY W. RATHERT
Terry W. Rathert
Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Newfield Exploration Company on December 12, 2005.

Exhibit 99.1

Newfield Exploration Signs New PSC in Pearl River Mouth Basin

FOR IMMEDIATE RELEASE

Houston - (December 12, 2005) - Newfield Exploration Company (NYSE:NFX) today announced the signing of a new Production Sharing Contract for Block 17/08 in the Pearl River Mouth Basin of the South China Sea. The block covers 7,108 square kilometers (approximately 1.8 million acres) and is located 180 kilometers offshore Hong Kong. Newfield will have a 100% working interest in the block during the exploration phase. The Chinese National Offshore Oil Corporation reserves the right to back-in to any development with a 51% interest.

Newfield plans to reprocess existing 2-D and 3-D seismic data and conduct a 3-D seismic survey over an undeveloped discovery on Block 17/08. The seismic analysis will be used to select drilling targets. Newfield is committed to drill wildcat wells during the exploration period; with the first well to be drilled during the next three years.

In addition, Newfield signed a Geophysical Survey Agreement on adjacent Block 16/05, which covers 2,064 square kilometers (approximately 510,000 acres). Newfield plans to acquire new 3-D seismic data to help identify targets on this acreage. Newfield also will have a 100% interest in this block, prior to any back-in by CNOOC.

Newfield has been active in China since 1997 and is currently participating in the development of two oil fields in Bohai Bay -- the CFD 11-6/12-1 and 12-1 South fields. The fields are operated by Kerr McGee Corporation.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy that includes balancing acquisitions with drill bit opportunities. Newfield’s domestic areas of operation include the Gulf of Mexico, the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent and the Uinta Basin of the Rocky Mountains. The Company has international exploration and development projects underway in Malaysia, the U.K. North Sea and China.

Newfield Exploration Company	For information, contact:
363 N. Sam Houston Parkway East, Ste. 2020	Steve Campbell
Houston, TX 77060	(281) 847-6081
http://www.newfld.com	info@newfld.com

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